Ponce Financial Group, Inc. (NASADQ:PDLB) Janney Montgomery scott - ceo forum January 31, 2023 Exhibit 99.1

Forward Looking Statements Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans;  anticipated losses with respect to the Company’s investment in Grain and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation. Market and Industry Data The market and industry data used throughout this presentation is based, in part, on third-party sources, as indicated. Although management believes these third-party sources are reliable, they have not independently verified the information and cannot guarantee its accuracy and completeness. CAUTIONARY STATEMENTS

Ponce Financial Group, Inc. Executive Management Team President & CEO Carlos P. Naudon Xx Executive Chairman of the Board Steven A. Tsavaris Chief Financial Officer Sergio Vaccaro Chief Operating Officer Luis Gonzalez Jr. Chief Investor Relations Officer Frank Perez 1 Chief Investor Relations Officer Madeline V. Marquez

TICKER NASDAQ: PDLB Established 1960 Headquarters Bronx, NY Branches 13 full-service branches and 6 mortgage loan offices Total Assets $2.751 billion (as of 12/31/2023) Total Loans $1.922 billion (as of 12/31/2023) Total Deposits $1.508 billion (as of 12/31/2023) TBV Per Common Share* $11.20 (as of 12/31/2023) Market Cap $208.3 million (as of 01/30/2024) Total Stockholders Equity Per Common Share $20.6 (as of 12/31/2023) Ponce Financial Group, Inc. (the “Company”), is a savings and loan holding company and the parent company of Ponce Bank (the “Bank”). The Bank was originally chartered in the 1960 as a federally chartered mutual savings and loan association under the name Ponce De Leon Federal Savings and Loan Association. Converted from the mutual to stock form of organization in 2022. *TBV Per Common Share is a Non-GAAP financial measure. Non-GAAP financial measures are not a substitute for GAAP financial measures. See the appendix of this presentation for a reconciliation, which is the most directly comparable GAAP financial measure. Branch Offices Loan Offices FRANCHISE MAP 2

4Q 2023 HIGHLIGHTS 3 Net income of $0.5 million, or $0.02 per diluted share for the three months ended December 31, 2023, as compared to net income of $2.6 million, or $0.12 per diluted share for the three months ended September 30, 2023 and net loss of ($9.2) million, or ($0.40) per diluted share for the three months ended December 31, 2022. Included in the $0.5 million of net income for the fourth quarter of 2023 results is $35.0 million in interest and dividend income and $1.3 million in non-interest income, offset by $17.9 million in non-interest expense and $17.8 million in interest expense. Net interest income of $17.2 million for the fourth quarter of 2023 increased $0.7 million, or 3.96%, from the prior quarter and increased $1.0 million, or 6.38%, from the same quarter last year. Net interest margin was 2.66% for the fourth quarter of 2023, increased from 2.58% for the prior quarter and decreased from 2.97% for the same quarter last year.

FULL YEAR 2023 HIGHLIGHTS (Compared to 2022) 4 Net income of $3.4 million, or $0.15 per diluted share for the year ended December 31, 2023, as compared to a net loss of ($30.0) million, or ($1.32) per diluted share for the year ended December 31, 2022. Net interest income for the year ended December 31, 2023 was $65.3 million, decreased $1.3 million, or 2.01%, compared to $66.6 million for the year ended December 31, 2022. Non-interest income for the year ended December 31, 2023 was $10.2 million, increased $3.8 million, or 59.26%, compared to $6.4 million for the year ended December 31, 2022. Non-interest expense for the year ended December 31, 2023 was $68.7 million, decreased $17.2 million, or 19.99%, compared to $85.8 million for the year ended December 31, 2022. Net interest margin was 2.66% for the year ended December 31, 2023, decreased from 3.66% for the same period last year.

4Q 2023 HIGHLIGHTS 5 Cash and equivalents were $139.2 million as of December 31, 2023, increased $84.8 million, or 156.05%, from December 31, 2022, as we decided to keep ample sources of liquidity at hand while taking advantage of the positive spread between our interest bearing overnight deposits at the Fed and borrowing costs under the Bank Term Funding Program ("BTFP"). Securities totaled $581.7 million as of December 31, 2023, decreased $58.7 million, or 9.16%, from December 31, 2022, primarily due to a call on one of the securities amounting to $10.0 million and regular principal payments. Net loans receivable were $1.90 billion as of December 31, 2023, increased $402.8 million, or 26.97%, from December 31, 2022. Deposits were $1.51 billion as of December 31, 2023, increased $255.2 million, or 20.38%, from December 31, 2022.

PRODUCTS & SERVICES Entrance to new markets Expand real estate investor loan programs Launch of project “:easy” lower-cost relationship deposits TECHNOLOGY & INNOVATION Maximize efficiencies and effectiveness Expand distribution channels Enhance customer experience HIGH-PERFORMING WORKFORCE Refine performance management system Alignment with strategic initiatives Enhance and leverage Ponce Bank culture INCREASE STAKEHOLDER VALUE Robust capital position - $225 million ECIP Leverage strategic partners Enhance capital deployment MDI/CDFI Mission driven business model aligns with ESG Over $4 million in grants in 2023 from the CDFI Corporate low-cost deposits GROW RELATIONSHIPS Expand CRE & non-residential loans Enhance and build upon most profitable clients Increase SBA-based lending to 10% of portfolio Business Banking COMPANY VISION 6

1960-2015 2015-2022 2022-Present Business Strategy Established 63-year-old institution focused on residential and nonresidential lending Headquartered in Bronx, NY with branch presence in Brooklyn, Queens, New Jersey, and Manhattan Grew assets from de novo to $700 million Mutual Bank Carlos P. Naudon named President in 2015; CEO in 2018 Certified SBA lender Continued to remain focused on residential and commercial real estate Optimized real estate footprint by improving loan efficiency Certified as an MDI & CDFI Grew assets from $703 million to $2.3 billion Path to Conversion Execution Invest in technology and innovation Optimize income statement and balance sheet Improve customer service and associate efficiency through improved operations and best practices Increase brand recognition Increase business banking Growth PATH TO CONVERSION 7 Converted from the mutual to stock form of organization Established a robust capital base to continue executing on strategic initiatives Continue focusing on residential and commercial lending with an emphasis on technological integration Received low-cost funding Preferred Stock in the amount of $225 million from the ECIP

Repurchased 1,235,000 shares or 5% of the Company’s issued and outstanding shares at the time the plan was implemented. Received a $3.7 million grant from the U.S. Treasury as part of the Community Development Financial Institutions Equitable Recovery Program. Awarded a $0.5 million grant from the Community Development Financial Institution fund. Accepted into the Department of the Treasury, Bureau of Fiscal Service, Minority Bank Deposit Program. 2023 HIGHLIGHTS 8

The Company is now in the latter stages of its multi-faceted effort to upgrade infrastructure, adopt digital banking services and restructure the retail business model. Salesforce deployment across retail services, lending processes, back-office operations, digital banking, and loan underwriting. Core processor upgrades have updated technology, cybersecurity and network infrastructure enabling the Company to better operate remotely through added resiliency, capacity, and redundancies. Fintech partnerships including Bamboo, LendingFront and Raisin DIGITAL ADAPTATION 9

Ponce Bank is a Minority Depository Institution (MDI) serving minority, low- or moderate-income (LMI), and rural communities at a higher rate than mainstream banks. Ponce Bank is known as a “mission-driven bank” because of the role it plays in transforming the lives of underserved citizens and communities by ensuring that residents and businesses in the communities it serves have access to safe and affordable financial services. Private companies, philanthropic organizations, or others can and have partnered with Ponce Bank via grants, equity investments, deposits, and technology support. As of September 30, 2023, there are 148 MDIs in the country, Ponce Bank is the 20th largest in total assets and 3rd largest in New York. MINORITY DEPOSITORY INSTITUTION 10

Ponce Bank is also a Community Development Financial Institution (CDFI) playing an important role in generating economic growth and opportunity in some of our most distressed communities. Ponce Bank offers tailored resources and innovative programs that invest federal dollars alongside private sector capital, that support the economically disadvantaged communities that we serve. Ponce Bank received over $4 million in grants from the CDFI in 2023. As of September 30, 2023, there are 197 CDFI Banks in the country and only 32 Banks that are both MDI and CDFI. COMMUNITY DEVELOPMENT FINANCIAL INSTITUTION 11

GROSS LOANS As of September 30, 2023, and December 31, 2022, business loans include $1.1 million and $20.0 million, respectively, of SBA Paycheck Protection Program. As of September 30, 2023, and December 31, 2022, consumer loans include $9.3 million and $18.2 million of microloans originated by Grain. As of September 30, 2023, and December 31, 2022, there were $445.1 million and $207.1 million, commitments to grant mortgage loans and $62.1 million and $72.5 million of unfunded commitments, respectively. The weighted average loan-to-value ratio is 58.3% GROSS LOANS 12

LOAN MIX September 30, 2023 December 31, 2022 13

Risk Ratings Past Dues LOAN RISK RATINGS/PAST DUE SUMMARY 14

CAGR 10.99% $ LOAN GROWTH 15

Comprised of FHLMC, FNMA, and GNMA issued securities. Note: Total gross unrealized losses were primarily attributable to changes in interest rates relative to when the investment securities were purchased and not due to the credit quality of the investment securities. INVESTMENT PORTFOLIO 16

September 30, 2023 December 31, 2022 INVESTMENT PORTFOLIO MIX 17

INVESTMENT PORTFOLIO - CONTRACTUAL MATURITIES 18

DEPOSIT MIX 19

September 30, 2023 December 31, 2022 DEPOSIT MIX 20

Interest expense for the three months ended September 30, 2023, and 2022 was $7.0 million and $1.5 million, respectively. Interest expense for the nine months ended September 30, 2023, and 2022 was $17.6 million and $2.5 million, respectively. FHLBNY – eligible collateral of approximately $853.6 million and $478.8 million, respectively, in residential 1-4 family and multifamily mortgage loans at September 30, 2023. FRBNY – $304.0 million of outstanding term advances with additional borrowing capacity under a secured line secured by 49.4% of total securities with an amortized cost of $303.8 million at September 30, 2023. FHLBNY ADVANCES 21

RESULTS OF OPERATIONS 22

INTEREST AND DIVIDEND INCOME 23

INTEREST EXPENSE 24

NON-INTEREST INCOME 25

NON-INTEREST EXPENSE 26

BASIC/DILUTED EARNINGS PER SHARE 27

Well-capitalized for future opportunities REGULATORY CAPITAL RATIOS 28

PEER ANALYSIS – BALANCE SHEET 29 Source: S&P Capital IQ. Peer group: Fully Converted Mutual Holding Companies in the last ten years with assets between $1 - $5 billion.

PEER ANALYSIS - PROFITABILITY 30 Source: S&P Capital IQ. Peer group: Fully Converted Mutual Holding Companies in the last ten years with assets between $1 - $5 billion.

Source: S&P Capital IQ. Peer group: Fully Converted Mutual Holding Companies in the last ten years with assets between $1 - $5 billion. PEER GROUP 31

September 30, 2023 OWNERSHIP SUMMARY 32 ESOP, Ponce De Leon Foundation, and Individuals /Insiders hold 20.9% of total shares outstanding . Market Value as of January 30, 2023 Source: S&P Capital IQ..

TOP 25 INSTITUTIONAL HOLDERS 33 Source: S&P Capital IQ..

NON-GAAP RECONCILIATION TO GAAP FINANCIAL MEASURES 34

Visit our website : poncebank.com Email requests to : frank.perez@poncebank.net Call investor relations at : (718) 931-9000 Write to : Investor Relations Ponce Financial Group 2244 Westchester Avenue Bronx, New York 10462